EXHIBIT 99.1



               Slide Title: Customer mix as a Percent of Revenue;
                  Back to Historical Mix with Enterprise at 70%


                               [Bar graph omitted]



                                  1Q00                  2Q00                  3Q00
                            -----------------     -----------------     -----------------

Enterprises                       50%                   65%                   70%
Dot.coms                          35%                   25%                   20%
ASPs                              15%                   10%                   10%


                 Slide Title: Customer Quality Highlights-- 3Q00


     - Lowered operational Days Sales Outstanding (DSO) by 27% since 3Q99 to 66 days

     - Over 90 day receivables as a percent of total accounts receivable attributable to dot.coms is only mid single digits

     -    Strong focus on credit and collection efforts through 2000

               -    Requiring deposits and/or letters of credit

               -    Manage bad debt exposure

               -    Timely bill Audits

     -    WorldCom has healthy enterprise customer base

                Slide Title: Looking Forward, Digex and WorldCom


     -    Accelerates time to market

               -    Global enterprise sales force

               -    Network with unmatched global reach

               -    Extensive worldwide data center build out

     -    More efficient capital model

     - WorldCom's balance sheet reduces risk and dramatically improves access to capital

     -    Significant upside to Digex business plan

                         Slide Title: Increased Guidance



($ in Millions, except EPS)                                          4Q00 Estimated                 2000 Estimated
                                                                --------------------------     -------------------------

Old Revenue Guidance                                                    $52 - $54                    $168 - $170
New Revenue Guidance                                                    $58 - $60                    $174 - $176

Possible Accounting Adjustment/ SAB 101                                   ($8)                           ($8)

Old EBITDA Guidance                                                    ($17 - $18)                     ~ ($70)
New EBITDA Guidance                                                    ($15 - $16)                     ~ ($68)

Old Capital Expenditures Guidance                                       $50 - $60                        $225
New Capital Expenditures Guidance                                       $50 - $60                        $225

Old EPS Guidance                                                     ($0.68 - $0.72)               ($2.28 - $2.32)
New EPS Guidance                                                     ($0.65 - $0.70)               ($2.25 - $2.30)



Note: If SAB 101 is adopted, Digex does not expect there to be any economic impact to its business operations or cash flows.